APRIL ____, 2005
                                       TO
                          FUND PARTICIPATION AGREEMENTS
                              DATED APRIL 30, 2001
                                AND JUNE 2, 2003

        WHEREAS, GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY ("GWL&A"), FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY ("FGWL&A"), ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC. (the "Fund"), ALLIANCE CAPITAL MANAGEMENT, L.P. (the "Adviser"), ALLIANCEBERNSTEIN INVESTMENT RESEARCH AND MANAGEMENT, INC. (formerly known as Alliance Fund Distributors, Inc., the "Distributor") and CHARLES SCHWAB & CO., INC. ("Schwab"), collectively, the Parties, entered into those Fund Participation Agreement dated April 30, 2001 and June 2, 2003, as amended (collectively, the "Agreements"), and;

        WHEREAS the Parties to the Agreements desire to add AllianceBernstein VPS Worldwide Private A to the Funds listed in Schedule B of the Agreements, and;

        WHEREAS the Advisor is the registered investment advisor for the AllianceBernstein VPS Worldwide Private A Fund, as that term is defined under the Investment Advisors Act of 1940, as amended, and;

        WHEREAS, the Distributor is duly registered as a broker-dealer and distributor for the AllianceBernstein VPS Worldwide Private A Fund under the Securities Exchange Act of 1934, as amended, and;

        WHEREAS the Advisor and the Distributor have the authority to enter into and amend contracts, including the Agreements, with companies that relate to the services it is required to provide to the Alliance Variable Products Series Funds and its Portfolios and to bind the AllianceBernstein VPS Worldwide Private A Fund to the performance contemplated under the Agreements as amended; and

        NOW, THEREFORE, in consideration of the promises and mutual covenants contained in the Agreements and herein, the parties to the Agreements hereby AMEND the Agreements by:

     1. Adding the AllianceBernstein VPS Worldwide Private A Fund to Schedule B of the Agreements.

     2.   Adding the following new Section 12.11 after Section 12.10:


        12.11 Market Timing and Excessive Trading

        GWL & A and FGWL & A (collectively, the "Companies") represent that they have instituted policies and procedures designed to discourage market timing and excessive trading by Contract owners and implement the Fund's policy on such activity as set forth in its prospectus. The Companies agree to cooperate fully with the Advisor or the Distributor for the purpose of preventing market timing and excessive trading, and will upon request furnish to the Advisor or the Distributor such information as either of them may consider necessary or desirable to review the possible existence and extent of market timing or excessive trading by any Contract owner. The Companies will take any and all such actions as the Advisor or the Distributor may reasonably request in order to terminate any pattern of trading that either of them consider to be market timing or excessive trading including, without limitation, those actions described in the prospectuses for the Contracts.

        IN WITNESS WHEREOF, the Parties have executed this Amendment as of the ___ day of March, 2005.

   GREAT- WEST LIFE & ANNUITY INSURANCE COMPANY

   -------------------------------          --------------------
   Signature                                Date
   -------------------------------          --------------------
   Printed name                             Title


   FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

   -------------------------------          --------------------
   Signature                                Date
   -------------------------------          --------------------
   Printed name                             Title


   ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.

   -------------------------------          --------------------
   Signature                                Date
   -------------------------------          --------------------
   Printed name                             Title


   ALLIANCE CAPITAL MANAGEMENT, L.P.

   -------------------------------          --------------------
   Signature                                Date
   -------------------------------          --------------------
   Printed name                             Title

   ALLIANCEBERNSTEIN INVESTMENT
   RESEARCH & MANAGEMENT, INC.

   -------------------------------          --------------------
   Signature                                Date
   -------------------------------          --------------------
   Printed name                             Title


   CHARLES SCHWAB & CO., INC.

   -------------------------------          --------------------
   Signature                                Date
   -------------------------------          --------------------
   Printed name                             Title